Exhibit 99.1

    NetScout Announces Preliminary Results for First Quarter of Fiscal 2007;
        Conference call scheduled at 8:00 AM Eastern Time, July 6, 2006


    WESTFORD, Mass.--(BUSINESS WIRE)--July 5, 2006--NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of network performance management solutions, today announced that based on preliminary estimates it expects revenues for the first fiscal quarter, ending June 30, 2006 to be in the range of $23 to $24 million and net income per diluted share to be in the range of $0.03 to $0.04.
    "We are disappointed by our preliminary results for the first fiscal quarter, which has historically been a seasonally slow quarter for NetScout," said Anil Singhal, President and CEO of NetScout Systems. "While we had previously expected revenue to be flat or modestly up over Q4, our preliminary analysis shows that we experienced longer than expected sales cycles on some business in addition to lower-than-expected results from our European operations. From an overall perspective, we continue to see strong interest from current and prospective customers, and our competitive leadership position remains strong. In addition, we remain excited about our long term prospects as we are in the process of rolling out our next generation Application Fabric Performance Management architecture and our new products, nGenius Analytics and Application Fabric Monitor."
    NetScout will hold a brief conference call tomorrow, July 6, 2006, at 8:00 a.m. ET. NetScout plans to announce final first quarter results on July 26, 2006 after the market close.

    CONFERENCE CALL INSTRUCTIONS:

    The conference call is scheduled for July 6 at 8:00 a.m. ET and will be webcast live through the Company's website at http://www.netscout.com/investors. The dial-in numbers for the conference call are 866-701-8242 for U.S./Canada and 706-634-5113 for international callers. The conference ID is: 2638405. A replay of the call will be available after 11:00 a.m. ET on July 6 for approximately two weeks. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is:
2638405.

    About NetScout Systems, Inc.

    NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, High Definition Performance Management functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's Application Fabric Performance Management strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    (C)2006 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners.


    CONTACT: NetScout Systems, Inc.
             Catherine Taylor, 978-614-4286
             Director of Investor Relations
             IR@netscout.com